                                                                  EXHIBIT 4.6(a)

                                 NCR CORPORATION

                           7.125% Senior Note due 2009

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT

                                        1

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OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. REGS-1                                                                U.S.$0
                                                          CUSIP No.: U62886 AA 1
                                                          ISIN No.: USU62886AA18

     NCR Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth above or such other principal sum on the Schedule attached hereto (which shall not exceed U.S.$300,000,000) on June 15, 2009, and to pay interest thereon from June 6, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing December 15, 2002, at the rate of 7.125% per annum, until the principal hereof is paid or made available for payment; provided, however, in the event (each such event in clauses (i) through (iii) below, being referred to as a "Registration Default") that: (i) the Company is permitted under the law and currently prevailing interpretations of the Securities and Exchange Commission's (the "Commission") staff to effect the Registered Exchange Offer and (A) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Issue Date, (B) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the Issue Date, or (C) the Registered Exchange Offer is not consummated on or prior to the 200th day following the Issue Date; (ii) in the event the Company is required to file a Shelf Registration Statement and the Shelf Registration Statement (A) is not filed with the Commission on or prior to the date specified in Section 2 of the Registration Agreement, or (B) is not declared effective by the Commission on or prior to the date specified in Section 2 of the Registration Agreement; or (iii) after a Registration Statement is declared effective, (A) such Registration Statement ceases to be effective prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, or (B) such Registration Statement or the related Prospectus ceases to be useable in connection with resales of the Securities covered by such Registration Statement prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, as applicable then, in the event of a Registration Default under clause (i) or (ii) above, Additional Interest shall accrue on the Securities affected thereby over and above the interest rate set forth in the title to the Securities from and including the next day following each such Registration Default, in each case at a rate equal to 0.25% per annum and, in the event of a Registration Default under clause (iii) above, if the aggregate number of days in any consecutive 12-month period for which the Registration Statement shall not be usable exceeds 90 days in the aggregate, then Additional Interest shall accrue on the Securities affected thereby over and above the interest rate set forth in the title to the Securities from and including the next day following the 90th such day at a rate equal to 0.25% per annum; provided, that the aggregate Additional Interest will in no event exceed 0.25% per annum. "Additional Interest" means any interest that accrues pursuant to clauses (i), (ii)

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and/or (iii) above. Additional Interest attributable to a Registration Default shall cease to accrue once such Registration Default is cured.

     The Company shall notify the Trustee within three Business Days after the occurrence of a Registration Default, and Additional Interest shall be paid by depositing with the Trustee, in trust for the benefit of the Holders entitled to receive the Additional Interest, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder entitled to receive the interest payment to be paid on such date as set forth in the Indenture.

     The interest (and Additional Interest, if any) so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security (or any predecessor thereto) is registered at the close of business on the regular record date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or any predecessor thereto) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal of (and premium, if any) and interest (and Additional Interest, if any) on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                        [Signatures appear on next page]

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           NCR CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: _______________, 2002

                                           THE BANK OF NEW YORK,
                                           as Trustee

                                           By:
                                              ---------------------------------
                                                  Authorized Signatory

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                       [FORM OF REVERSE SIDE OF SECURITY]

                           7.125% Senior Note due 2009

     Section 1.   Indenture

     The Company issued the Securities under an Indenture, dated as of June 1, 2002, between the Company and the Trustee, and Supplemental Indenture No. 1 thereto, dated as of June 6, 2002 (collectively, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.

     The Securities are unsecured obligations of the Company initially limited to $300,000,000 aggregate principal amount at any one time outstanding. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture.

     Section 2.   Optional Redemption

     The Securities may be redeemed at the option of the Company, in whole or in part, at any time or from time to time. The redemption price for the Securities to be redeemed on any redemption date will be equal to the greater of: (i)100% of the principal amount of the Securities being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate, plus 37.5 basis points, as determined by the Reference Treasury Dealer, plus, in either case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Securities and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered Holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

     "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or Banc One Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

     Section 3.   Sinking Fund

     The Securities are not subject to any sinking fund.

     Section 4.   Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions as specified in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     Section 5.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the

Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

     Section 6.   Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

     Section 7.   Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

     Section 8.   Discharge and Defeasance

     Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

     Section 9.   Trustee Dealings with the Company

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     Section 10.  No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 11.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

     Section 12.  Governing Law

     THIS SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 13.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     Section 14.  Holders' Compliance with Registration Agreement

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. In the event of a conflict between the terms of this Security and the Registration Agreement, the terms of the Registration Agreement shall control.

     The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

     This Certificate relates to $_____________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by _______________________ (the "Transferor").

The Transferor (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 as amended (the "Securities Act"), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act; or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

     (5) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (6) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

     Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                                [INSERT NAME OF TRANSFEROR]

Dated:
      ------------------------------

By:
   ---------------------------------

                              SCHEDULE OF EXCHANGES

     The following exchanges of a part of this Book-Entry Security have been made:

                                                                        Principal Amount of this       Signature of
                   Amount of decrease in      Amount of increase in       Book-Entry Security      authorized signatory
Date of             Principal Amount of        Principal Amount of      following such decrease       of Trustee or
Exchange          this Book-Entry Security   this Book-Entry Security       (or increase)          Security Custodian




                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably  appoint  _____________________________________agent  to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                        Your Signature:
      ----------------------                ------------------------------------

--------------------------------------------------------------------------------
      Sign exactly as your name appears on the other side of this Security.